Calculation of Filing Fee Tables
S-8
Fluent, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0005 par value	Other	2,000,000	$ 1.93	$ 3,860,000.00	0.0001531	$ 590.97
Total Offering Amounts:						$ 3,860,000.00		$ 590.97
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 590.97
Offering Note
[1]	(1) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), by averaging the high and low sales prices of Fluent, Inc.'s (the "Registrant's") common stock, par value $0.0005 per share ("Common Stock"), as reported on The Nasdaq Capital Market on September 9, 2025, which date is within five business days prior to the filing of this Registration Statement. (2) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover an indeterminate number of additional shares of Common Stock of the Registrant which become issuable under the Registrant's 2022 Omnibus Equity Incentive Plan (as amended, the "2022 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of outstanding shares of Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. (3) Represents 2,000,000 additional shares of Common Stock available for issuance under the 2022 Plan. On June 18, 2025, at the Registrant's 2025 annual meeting of stockholders, the stockholders of the Registrant approved an increase in the number of shares reserved under the 2022 Plan by 2,000,000 shares.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A